UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

SEMTECH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Paul H. Pickle as President and Chief Executive Officer

On June 6, 2024, the Board of Directors (the “Board”) of Semtech Corporation (“Semtech” or the “Company”) terminated Paul H. Pickle as President and Chief Executive Officer of the Company, without cause. Mr. Pickle’s termination was unrelated to the Company’s operational or financial performance, did not involve a violation of the Company’s code of conduct, and does not have an impact on any previously reported financial statements.

In connection with Mr. Pickle’s termination, the Board withdrew Mr. Pickle as a director nominee to stand for election to the Board at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”).

Furthermore, the Board decreased the size of the Board, effective as of the Annual Meeting, from 12 to 11 directors in connection with the withdrawal of Mr. Pickle as a director nominee.

Appointment of Hong Q. Hou as President and Chief Executive Officer

Hong Q. Hou, age 60, who has served as director of the Company since July 2023, will serve as President and Chief Executive Officer, effective as of June 6, 2024. Dr. Hou most recently served as president of the Semiconductor Group at Brooks Automation, a leading provider of automated wafer handling and contamination control solutions for the semiconductor manufacturing industry, from February 2023 to June 2024. Dr. Hou previously held various positions at Intel Corporation, a manufacturer of central processing units and semiconductors, including Corporate Vice President of the Network and Edge Group from September 2022 to February 2023, Corporate Vice President & General Manager of the DPG Connectivity Group from April 2020 to September 2022, Corporate Vice President & General Manager of the Silicon Photonics Division from January 2020 to April 2020 and Vice President of the Data Center Group & General Manager of the Silicon Photonics Division from August 2018 to January 2020. Prior to these roles, he held executive leadership positions at Fabrinet (Chief Technology Officer), AXT Inc. (Chief Operating Officer), and EMCORE Corporation (Chief Executive Officer). Dr. Hou holds a Ph.D. in Electrical Engineering from the University of California at San Diego and has completed Executive Management courses at Stanford Business School.

There are no arrangements or understandings between Dr. Hou and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Dr. Hou and any director or executive officer of the Company, and Dr. Hou does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Due to his appointment, Dr. Hou will no longer be considered an independent director. In addition, Dr. Hou has ceased to be a member of the Board’s Compensation Committee, effective as of June 6, 2024.

On June 6, 2024, the Company and Dr. Hou entered into an Employment Agreement (the “Employment Agreement”) that provides for Dr. Hou’s employment with the Company, as its President and Chief Executive Officer, beginning on June 6, 2024. The Employment Agreement includes the following compensation and benefits for Dr. Hou while he serves the Company in that position:

•	Dr. Hou will be entitled to an annual base salary of $650,000, which may be increased (but not decreased) by the Board (or a committee thereof) from time to time.

•

Dr. Hou will be entitled to an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Board (or a committee thereof). Dr. Hou’s annual target and maximum bonus opportunities will be 100% and 200%, respectively, of his base salary for the corresponding fiscal year. For the fiscal year 2025, Dr. Hou’s bonus shall be determined in accordance with the performance objectives for the Company that have been previously established by the Board and pro-rated in accordance with the proportion of time within the fiscal year that Dr. Hou was employed by the Company.

•

The Company will grant Dr. Hou a stock unit award covering a number of shares of Company common stock equal to $6,000,000 divided by the volume-weighted average of the closing prices for a share of the Company’s common stock (in regular trading) on The Nasdaq Stock Market over the 30 consecutive trading days ending with June 6, 2024. Half of the stock units awarded will be time-based vesting stock units (“RSUs”) scheduled to vest, subject to Dr. Hou’s continued service, over a three-year period (with one-twelfth of the RSUs scheduled to vest on July 1, 2025 and on the first trading day of each calendar quarter thereafter for the following eight calendar quarters). Half of the stock units awarded will be the “target” number of performance-based vesting stock units, with half of the “target” number of performance-based vesting stock units subject to vesting based on the attainment of certain financial measures (“Financial Measure PSUs”) and the other half of the “target” number of performance-based vesting stock units subject to vesting based on the Company’s relative total shareholder return (“Relative TSR PSUs”). Between 0% and 200% of the “target” number of stock units subject to the performance-based awards may become eligible to vest based on actual performance during the applicable performance periods. The performance measures applicable to the Relative TSR PSUs will be consistent with the performance measures applicable to the Relative TSR PSUs awarded by the Company to its other executive officers for fiscal year 2025. The RSUs and Relative TSR PSUs will be awarded promptly following Dr. Hou’s commencement of employment. The Financial Measure PSUs will be awarded shortly following Dr. Hou’s commencement of employment once the applicable performance goals have been determined by the Board (or a committee thereof). All such awards will be structured to satisfy the “inducement grant” exception under applicable listing rules and, accordingly, they will not be granted under the Company’s 2017 Long-Term Equity Incentive Plan.

•	Any additional equity awards for Dr. Hou will be in the discretion of the Board (or a committee thereof).

•

Dr. Hou will be entitled to a sign-on bonus in the aggregate gross amount of $350,000 (the “Sign-On Bonus”), to be paid in six (6) equal monthly installments on the first regular payroll date in each of the six months commencing July 2024 and concluding December 2024. Dr. Hou will be obligated to repay the Sign-On Bonus to the Company if he resigns other than for Good Reason or the Company terminates his employment for Cause, in each case pursuant to a notice delivered prior to June 6, 2025.

•

Dr. Hou will be entitled to a cash award in the event that he is required to repay to his prior employer certain bonus amounts, up to a maximum of $350,000 (the “Buy-Out Award”). Payment of the Buy-Out Award is conditioned upon Dr. Hou’s timely substantiation of his repayment obligations with written documentation that is reasonably satisfactory to the Company. Dr. Hou will be obligated to repay the Buy-Out Award to the Company if he resigns other than for Good Reason or the Company terminates his employment for Cause, in each case pursuant to a notice delivered prior to June 6, 2025.

•

Dr. Hou will also be entitled to certain employee benefits, such as participation in the Company’s retirement and welfare benefit plans and programs, and fringe benefit plans and programs, made available to the Company’s executive officers employed in the United States.

The term of Dr. Hou’s Employment Agreement with the Company will be for an initial five-year term commencing on June 6, 2024, with automatic one-year renewals unless one party has provided the other party with at least 60 days’ advance notice of non-renewal of the term and subject to earlier termination of employment by either the Company or Dr. Hou.

The Employment Agreement generally provides that if Dr. Hou’s employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement), upon expiration of the term of the Employment Agreement then in effect by reason of the Company’s delivery of a notice of non-renewal if the Company did not have Cause to deliver such non-renewal notice, or by Dr. Hou for Good Reason (as defined in the Employment Agreement), Dr. Hou will be entitled to receive the following separation benefits: (1) one times his annual base salary paid out in installments over the year following his separation date (or, in the event such termination of employment occurs during a Change in Control Window, Dr. Hou will instead be entitled to payment of two times his annual base salary paid out in installments over the two years following his separation date); (2) payment of any bonus due for a fiscal year that ended prior to his separation date plus a pro-rata portion of his target bonus for the year in which his employment ends (pro-rata based on the number of days of employment during the year); (3) payment or reimbursement of Dr. Hou’s premiums to continue healthcare coverage under COBRA for up to 12 months (24 months if such termination of employment occurs during a Change in Control Window); (4) full vesting of any unvested amounts allocated to Dr. Hou’s account under the Semtech Executive Compensation Plan; (5) as to each then-outstanding equity-based award granted by the Company to Dr. Hou that vests based solely on continued service with the Company and unless otherwise expressly provided in the applicable award agreement, accelerated vesting of any portion of the award that was scheduled to vest within one year after Dr. Hou’s separation date (accelerated vesting of the entire outstanding and unvested portion of the award if such termination of employment occurs during a Change in Control Window); and (6) as to each outstanding equity-based award granted by the Company to Dr. Hou that is subject to performance-based vesting requirements and unless otherwise expressly provided in the applicable award agreement, Dr. Hou’s employment with the Company will be deemed to have continued for one year after his separation date (except that, if such termination of employment occurs during a Change in Control Window, any service-based vesting requirement under the award will be deemed satisfied in full but the performance-based vesting measurement will still apply and will be treated as provided in the applicable award agreement). Dr. Hou’s receipt of the separation benefits described above is conditioned on Dr. Hou delivering a release of claims in favor of the Company. For purposes of the Employment Agreement, “Change in Control Window” generally means the period of time in connection with a change in control of the Company that begins on the date 90 days prior to the consummation of the change in control transaction (or, if earlier, on the date a definitive agreement is entered into to effect the change in control transaction) and ends on the second anniversary of the consummation of the change in control transaction.

If Dr. Hou’s employment terminates due to his death or disability, he would be entitled to payment of any bonus due for a fiscal year that ended prior to his separation date plus a pro-rata portion of his target bonus for the year in which his employment ends.

The foregoing description of the Employment Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On June 7, 2024, the Company issued a press release in connection with the foregoing transitions. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K and incorporated by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Employment Agreement, dated June 6, 2024, between Hong Q. Hou and Semtech Corporation

Exhibit 99.1 Press Release of Semtech Corporation issued on June 7, 2024

Exhibit 104 Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date: June 7, 2024	/s/ Mark Lin
	Name:	Mark Lin
	Title:	Chief Financial Officer